KIT MANUFACTURING COMPANY

        SPECIAL EMPLOYEE INCENTIVE STOCK OPTION AGREEMENT
                        (10% SHAREHOLDER)


          THIS AGREEMENT dated as of the ____ day of _________
199___, between Kit Manufacturing Company (the "Corporation"), and ________________________ (the "Employee").


                       W I T N E S S E T H


          WHEREAS, pursuant to the Kit Manufacturing Company 1994 Stock Option Plan (the "Plan"), the Corporation has granted to the Employee effective as of the ___ day of _________, 199__
(the "Award Date") an option to purchase all or any part of ___________ authorized but unissued or treasury shares of Common Stock, $___ par value, of the Corporation upon the terms and conditions set forth herein and in the Plan.

          NOW, THEREFORE, in consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom, the parties agree as follows:

          1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

          2. Grant of Option. This Agreement evidences the Corporation's grant to the Employee of the right and option to purchase, on the terms and conditions set forth herein and in the Plan, all or any part of an aggregate of _______ shares of the Common Stock at the price of $______ per share (the "Option"), exercisable from time to time, subject to the provisions of this Agreement and the Plan, prior to the close of business on the day before the fifth anniversary of the Award Date (the "Expiration Date"). Such price equals 110% of the Fair Market Value of the Corporation's Common Stock as of the Award Date. It is the intent of the Corporation that this Option constitute an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), and that this Option satisfy the additional requirements of Section 422(c)(5) of the Code.

          3. Exercisability of Option. Except as earlier permitted by or pursuant to the Plan or by resolution of the Committee adopted after the date hereof, no shares may be purchased by exercise of the Option until the expiration of six months after the Award Date. The Option may be exercised in installments as to 25% of the aggregate number of shares set forth in Section 2 hereof (subject to adjustment) on and after the first anniversary of the Award Date and as to an additional 25% of such aggregate number of such shares (subject to adjustment) on and after each of the second, third and fourth anniversaries of the Award Date.

          To the extent the Employee does not in any year purchase all or any part of the shares to which the Employee is entitled, the Employee has the right cumulatively thereafter to purchase any shares not so purchased and such right shall continue until the Option terminates or expires. Fractional share interests shall be disregarded, but may be cumulated. No fewer than 100 shares may be purchased at any one time, unless the number purchased is the total number at the time available for purchase under the Option.

          4. Limitation on Exercise of Option. In the event the Employee is granted incentive stock options (whether under this Option Agreement or any other incentive stock option agreement) and the aggregate fair market value (determined as of the respective dates of grant of such options) of the Common Stock with respect to which such options are first exercisable in any calendar year exceeds $100,000, the most recently granted options shall be treated as nonqualified stock options to the extent of the excess. In addition, in the case of simultaneously granted options, the Corporation may, in the manner and to the extent permitted by law, designate which shares are to be treated as stock acquired pursuant to the exercise of an incentive stock option.

          5. Method of Exercise of Option. The Option shall be exercisable by the delivery to the Corporation of a written notice stating the number of shares to be purchased pursuant to the Option and accompanied by payment made in accordance with and in a form permitted in Section 2.2(b) of the Plan for the full purchase price of the shares to be purchased, subject to such further limitations and rules or procedures as the Committee may from time to time establish as to any non-cash payment. Shares delivered in payment of the exercise price must have been owned by Employee for at least six months prior to the exercise. In addition, the Employee (or the Employee's Beneficiary or Personal Representative) shall furnish any written statements required pursuant to Section 3.4 of the Plan.

          6. Effect of Termination of Employment or Death; Change in Subsidiary Status. The Option and all other rights hereunder, to the extent not exercised, shall terminate and become null and void at such time as the Employee ceases to be employed by either the Corporation or any Subsidiary, except that

               (a) if the Employee terminates by reason other than by death, Total Disability or for cause (as determined by the Committee in its sole discretion), the Employee may at any time within a period of three months after such termination exercise the Option to the extent the Option was exercisable at the date of such termination;

               (b) if the Employee terminates by reason of Total Disability, or if the Employee becomes Totally Disabled within three months after a termination described in subsection (a), then the Option may be exercised within a period of one year after the date Employee becomes Totally Disabled (or, if earlier, the Employee's termination from employment), to the extent that the Option was exercisable on such date; and

               (c) if the Employee dies prior to a termination of employment, or within three months after a termination of employment under subsection (a) or (b) above, then the Option may be exercised within a period of one year after the Employee's termination from employment, to the extent that the Option was exercisable on such date;

provided, however, that in no event may the Option be exercised by anyone under this Section or otherwise after the Expiration Date. If Employee is employed by an entity which ceases to be a Subsidiary, such event shall be deemed for purposes of this
Section 6 to be a termination of employment described in subsection (a) in respect of Employee.

          7. Consideration to Corporation. In consideration of the granting of this Option by the Corporation, Employee agrees to render faithful and efficient services to the Corporation or its subsidiaries, with such duties and responsibilities as the Corporation or its subsidiaries shall from time to time prescribe, for a period of at least one (1) year from the date this Option is granted.

          8. Termination of Option Under Certain Events. As permitted by Section 3.2(c) of the Plan, the Committee retains the right to terminate the Option to the extent not previously exercised upon an event or transaction which the Corporation does not survive.

          9. Non-Transferability of Option. The Option and any other rights of the Employee under this Agreement or the Plan are nontransferable as provided in Section 1.9 of the Plan.

          10. Notices. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal office located at 530 East Wardlow Road, Long Beach, California, 90807, to the attention of the Corporate Treasurer and to the Employee at the address given beneath the Employee's signature hereto, or at such other address as either party may hereafter designate in writing to the other.

          11. Plan. The Option and all rights of Employee thereunder are subject to, and the Employee agrees to be bound by, all of the terms and conditions of the provisions of the Plan, incorporated herein by this reference. The Employee acknowledges receipt of a copy of the Plan, which is made a part hereof by this reference, and agrees to be bound by the terms thereof. Unless otherwise expressly provided in other Sections of this Agreement, provisions of the Plan that confer discretionary authority on the Committee do not (and shall not be deemed to) create any rights in the Employee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Committee so conferred by appropriate action of the Committee under the Plan after the date hereof.

          12. Notice of Disposition. The Employee agrees to notify the Corporation of any sale or other disposition of any shares of Common Stock received upon exercise of the Option, if such sale or disposition occurs within two years after the Award Date or within one year after the date of such exercise.

          13. Stockholder Approval. The Option, this Agreement and all rights hereunder are subject to approval of the Plan by the stockholders of the Corporation as provided therein.

          IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed on its behalf by a duly authorized officer and the Employee has hereunto set his or her hand.


                            KIT MANUFACTURING COMPANY


                            By_________________________

                              Title____________________


                            EMPLOYEE


                            __________________________
                            (Signature)


                            __________________________
                            (Print Name)


                            __________________________
                            (Address)


                            __________________________
                            (City, State, Zip Code)

                        CONSENT OF SPOUSE


          In consideration of the execution of the foregoing Special Incentive Stock Option Agreement by Kit Manufacturing Company, I, ___________________________, the spouse of the
Employee herein named, do hereby join with my spouse in executing the foregoing Incentive Stock Option Agreement and do hereby agree to be bound by all of the terms and provisions thereof and of the Plan.



DATED: ______________________, 19__.   ________________________
                                         Signature of Spouse